EXHIBIT 10.2
CEDAR FAIR, L.P.,
2000 EQUITY INCENTIVE PLAN
SECTION 1. PURPOSE. The purposes of the Cedar Fair, L.P., 2000 Equity Incentive Plan (the “Plan”) are to encourage employees of Cedar Fair, L.P. (the “Company”) and its subsidiaries (the Company and its subsidiaries are herein collectively referred to as “Cedar Fair”), and its general partner, Cedar Fair Management Company (“CFMC”), and their respective officers and directors, to acquire a proprietary and vested interest in the growth and performance of Cedar Fair, to generate an increased incentive to contribute to Cedar Fair’s future success and prosperity, thus enhancing the value of Cedar Fair for the benefit of its limited partners (or unitholders), and to enhance the ability of Cedar Fair to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of Cedar Fair depends.
SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Award” shall mean any Option, Unit Appreciation Right, Restricted Unit Award, Performance Unit, Distribution Equivalent, Other Unit Award, or any other right, interest, or option relating to Units or other securities of the Company granted pursuant to the provisions of the Plan.
     (b) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.
     (c) “Board” shall mean the Board of Directors of CFMC.
     (d) A “Change in Control” of the Company shall have occurred at any time after the Effective Date when:
(i) any Acquiring Person (other than (A) the Company or any related entity, (B) any employee benefit plan of the Company or any related entity or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any person who, on the Effective Date of the Plan, is an Affiliate of the Company and owning in excess of ten percent (10%) of the outstanding Units of the Company and the respective successors, executors, legal representatives, heirs, and legal assigns of such person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Units then outstanding (except pursuant to an offer for all outstanding Units of the Company at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its unitholders (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made));

(ii) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;
(iii) the unitholders of the Company approve a transaction pursuant to which the Company is to be merged with or into, consolidated with, or become the subsidiary of another entity and immediately after giving effect to that transaction, less than 45% of the then outstanding voting securities of the surviving or resulting entity or (if the Company is to become a subsidiary in the transaction) of the ultimate parent of the Company will represent or will have been issued in exchange for voting securities of the Company outstanding immediately prior to the transaction;
(iv) the unitholders of the Company approve a transaction pursuant to which all or substantially all of the assets of the Company are to be leased, sold, transferred or otherwise disposed of in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or
(v) CFMC ceases to be the sole managing general partner of the Company, except with the prior affirmative vote or approval of holders of shares of CFMC entitling them to exercise a majority of the voting power of CFMC in the election of directors.
(1) “Acquiring Person” means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Units then outstanding.
(2) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
(3) “Continuing Director” means any person who was a member of the Board on the Effective Date of the Plan or thereafter elected to the Board or appointed by the Board prior to the date as of which the Acquiring Person (other than an Acquiring Person described in clauses (A), (B), or (C) of paragraph (i) of the definition of “Change in Control”) became the owner of more than ten percent (10%) of the outstanding Units of the Company, or a person designated (before his initial election or employment as a director) as a Continuing Director by three-fourths of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors.
(4) “Whole Board” means the total number of directors which the Board would have if there were no vacancies.
     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (f) “Committee” shall mean the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director, or any other committee or designee of the Board that the Board authorizes to administer this Plan; provided, however, that Awards to, and other determinations hereunder with respect to, Participants who are subject to Section 16 of the Exchange Act and the rules and regulations thereunder shall, to the extent practicable, be made by the Board or by a committee of the Board meeting the requirements of Rule 16b-3(d)(1) under the Exchange Act, as from time to time amended or superseded.
     (g) “Company” shall mean Cedar Fair, L.P., a Delaware limited partnership.
     (h) “Distribution Equivalent” shall mean any right granted pursuant to Section 13(h) hereof.
     (i) “Eligible Person” shall mean any employee of the Company or of any related entity, and any officer or director thereof (including directors who are not employees of the Company or any related entity). Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Eligible Person shall be considered to have terminated employment and to have ceased to be an Eligible Person if his or her employer ceases to be a related entity of the Company, even if he or she continues to be employed by such employer.
     (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
     (k) “Fair Market Value” shall mean, with respect to any property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
     (l) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission.
     (m) “Option” shall mean any right granted to a Participant under Section 6 hereof allowing such Participant to purchase Units at such price or prices and during such period or periods as the Committee shall determine.
     (n) “Other Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 10 hereof.
     (o) “Participant” shall mean an Eligible Person who is selected by the Committee to receive an Award under the Plan.
     (p) “Performance Award” shall mean any Award of Performance Units pursuant to Section 9 hereof.
     (q) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     (r) “Performance Unit” shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Units or other property, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Units, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
     (s) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.
     (t) “Restricted Unit” shall mean any Unit issued with the restriction that the holder may not sell, transfer, pledge, or assign such Unit and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Unit, and the right to receive any cash distributions) which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
     (u) “Restricted Unit Award” shall mean an award of Restricted Unit under Section 8 hereof.
     (v) “Unit” shall mean a unit of limited partnership interest of the Company.
     (w) “Unit Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Unit on the date of exercise or, if the Committee shall so determine, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which (other than in the case of substitute awards which shall have the same prices as the original awards) shall not be less than the Fair Market Value of one Unit on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Units, other property or any combination thereof, as the Committee, in its sole discretion, shall determine.
SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (a) select the Eligible Persons to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Units to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Units or other property or canceled or suspended; (f) determine whether, to what extent and under what circumstances cash, Units and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons including the Company, any Participant, any unitholder, and any Eligible Person of the Company or of any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
SECTION 4. DURATION OF, AND UNITS SUBJECT TO PLAN.
     (a) TERM. Subject to the provisions of Section 15 below, the Plan shall remain in effect for 10 years after the Effective Date.
     (b) UNITS SUBJECT TO THE PLAN. The maximum number of Units with respect to which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(c) of the Plan, is 4,830,000 Units. Notwithstanding the foregoing, no Participant may be granted Awards in any one calendar year with respect to more than two-hundred thousand (200,000) Units, except that the foregoing limitation shall not apply to Awards contemplated by the restructuring of CFMC’s executive compensation as described in the Company’s proxy statement dated July 26, 2000 for the Special Meeting of Unitholders called to be held August 25, 2000.
For the purpose of computing the total number of Units available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Units subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. The Units which were previously subject to Awards shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, unexercised at the time of expiration, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Units subject thereto can otherwise no longer be issued. Further, any Units which are used as full or partial payment to the Company by a Participant of the purchase price upon exercise of a Unit Option shall again be available for Awards under the Plan.
Units which may be issued under the Plan may be either authorized and unissued Units or issued Units which have been reacquired by Cedar Fair. No fractional Units shall be issued under the Plan.
     (c) CHANGES IN UNITS. In the event of any merger, reorganization, consolidation, recapitalization, unit dividend, unit split, reverse unit split, spin off or similar transaction or other change in legal structure affecting the Units, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class, and kind of Units which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind, and option or exercise price of Units subject to outstanding Options, Unit Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of Units subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Units or other securities subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Eligible Person shall be eligible to be selected as a Participant, except that any member of the Committee shall not participate in his own selection as a Participant, or in the grant of any Award to such member of the Committee.
SECTION 6. UNIT OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
     (a) OPTION PRICE. The purchase price per Unit purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, subject to the next succeeding proviso, such purchase price shall not be less than the Fair Market Value of the Unit on the date of the grant of the Option; and provided, further, that the Committee in its sole discretion, may determine at the time of grant of an Option that the purchase price shall be reduced prior to the exercise of the Option (but in no event to less than zero) by an amount equal to the cash distributions per Unit made by the Company on its issued and outstanding Units when and as such cash distributions are made by the Company.
     (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion.
     (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.
     (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Units or other consideration (including, where permitted by law and the Committee, Awards, including Awards other than the Option then being exercised) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Units, and other consideration as the Committee may specify in the applicable Award Agreement.
SECTION 7. UNIT APPRECIATION RIGHTS. Unit Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Unit Appreciation Rights need not be the same with respect to each recipient. Any Unit Appreciation Right related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any Unit Appreciation Right related to any Option, the Unit Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Unit Appreciation Right granted with respect to less than the full number of Units covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Units not covered by the Unit Appreciation Right. Any Option related to any Unit Appreciation Right shall no longer be exercisable to the extent the related

Unit Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Unit Appreciation Right as it shall deem appropriate.
SECTION 8. RESTRICTED UNITS.
     (a) ISSUANCE. Restricted Unit Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Unit Awards need not be the same with respect to each recipient.
     (b) REGISTRATION. Any Restricted Units issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a unit certificate or certificates. In the event any unit certificate is issued in respect of Restricted Units awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.
     (c) FORFEITURE. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all Restricted Units still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that, in the event of a Participant’s retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Units. Unrestricted Units, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the expiration of the period of forfeiture, as determined or modified by the Committee.
SECTION 9. PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Units, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.
SECTION 10. OTHER UNIT AWARDS.
     (a) UNITS AND ADMINISTRATION. Other Awards of Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Units or other property (“Other Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Unit Awards may be paid in Units, other securities of the Company, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Persons to whom and the time or times at which such Awards shall be made, the number of Units to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Unit Awards need not be the same with respect to each recipient.
     (b) TERMS AND CONDITIONS. Units (including securities convertible into Units) granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Units (including securities convertible into Units) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Units or other securities as of the date such purchase right is awarded.
SECTION 11. CHANGE IN CONTROL PROVISIONS.
     (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:
(i) Any Options and Unit Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.
(ii) The restrictions and deferral limitations applicable to any Restricted Unit shall lapse, and such Restricted Unit shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.
(iii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.
(iv) The restrictions and deferral limitations and other conditions applicable to any Other Unit Awards or any other Awards shall lapse, and such Other Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
     (b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Units being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Unit on the date of such election shall exceed the purchase price per Unit under the Option (the “Spread”) multiplied by the number of Units granted under the Option as to which the right granted under this Section 11(b) shall have been exercised.

     (c) Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Units with a Fair Market Value equal to the cash that would otherwise be payable pursuant thereto.
SECTION 12. AMENDMENTS AND TERMINATION.
The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee’s or Participant’s consent. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent.
SECTION 13. GENERAL PROVISIONS.
     (a) Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Units subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.
     (b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee.
     (c) No Eligible Person shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Eligible Persons under the Plan.
     (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
     (e) The Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
     (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.
     (g) All certificates for Units delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Units are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (h) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or distributions, or interest or distribution equivalents, with respect to the number of Units covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Units or otherwise reinvested.
     (i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration more than the rendering of services.
     (j) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Units.
     (k) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to unitholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.
     (l) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (m) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
     (n) Awards may be granted to Eligible Persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.
SECTION 14. EFFECTIVE DATE OF PLAN. The Plan shall be effective on January 1, 2000, subject to approval of the Plan by the Company’s Unitholders (the “Effective Date”). Awards made under the Plan prior to approval of the Plan by the Company’s Unitholders shall be contingent on such approval and, in the event that the Company’s Unitholders fail to approve the Plan, shall be null and void.
SECTION 15. TERM OF PLAN. No Award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.